Exhibit 10.10
September 24, 2007
Seanergy Maritime Corp.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Re: Initial Public Offering
Dear Gentlemen:
     The undersigned, a director of Seanergy Maritime Corp. (the “Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent, dated June 21, 2006 and as amended on May 27, 2007 (the “Letter of Intent”), to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):
     I. (1) In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO, the undersigned shall, in accordance with all applicable requirements of the Marshall Islands Business Corporation Act, take all action reasonably within his power to dissolve the Company and distribute all funds held in the Trust Account to holders of IPO Shares as soon as reasonably practicable, including, without limitation: (i) causing the Company’s board of directors to convene and adopt a plan of dissolution and liquidation and (ii) voting, as a director (if applicable), in favor of adopting such plan of dissolution and liquidation.
          (2) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.
     II. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees: (A) not to become an officer or director of any blank check company until the earlier of the completion of a Business Combination or the Company’s dissolution and liquidation and (B) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business or vessels, until the earlier of: (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have. Such pre-existing fiduciary or contractual obligations are described more fully in Exhibit A hereto.
     III. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with a company affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Maxim that the Business Combination is fair to the Company’s shareholders from a financial perspective.
     IV. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     V. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.
     VI. (1) The undersigned agrees to be a director of the Company until the earlier of the consummation of a Business Combination or the dissolution of the Company. The undersigned agrees to not to resign (or advise the board of directors that the undersigned declines to seek re-election to the board of directors) from his position as director of the Company as set forth in the Registration Statement without the prior consent of Maxim until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account and the dissolution of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s position at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in his position with the Company.
          (2) The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit B is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and Maxim is true and accurate in all respects as of the date first written above.
          (3) The undersigned represents and warrants that:
     (a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;
     (b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
     (c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:
     (d) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
     (e) Engaging in any type of business practice; or
     (f) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
          (4) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;
          (5) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and
          (6) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

     VII. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.
     VIII. The undersigned acknowledges and understands that Maxim and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.
     IX. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim or the Company and their respective legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (the “Information”). Neither Maxim nor the Company nor their respective agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     X. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of Common Stock acquired in or following the IPO in favor of a Business Combination.
     XI. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.
     XII. The undersigned hereby agrees not to propose or vote in favor of any amendment to Article Sixth, Eight or Ninth of the Second Amended and Restated Articles of Incorporation of the Company.
     XIII. As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the maritime shipping industry but not limited to acquisitions in that industry; (ii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (vi) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

     XIII. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

/s/ George Hamawi George Hamawi

EXHIBIT A

•	Practicing Lawyer

EXHIBIT B
     George Hamawi has been a director of the company since inception. Mr. Hamawi has been a practicing lawyer for over 40 years, during which time he has gained extensive knowledge of the maritime shipping industry, particularly with respect to assessing legal issues related to potential acquisition opportunities. From 1964 to 1975, Mr. Hamawi practiced law in Ethiopia at the firm of Hamawi & Hamawi, specializing in commercial ventures, insurance, labor and taxation. In 1974, he also served as a legal consultant to the Andre Family of Lausanne, which had two farming projects in Ethiopia, and as a consultant to Continental Homes, an American Housing project to build and sell 1000 homes in the outskirts of the city of Addis Ababa. From 1975 to 1977, he served as Secretary of the Hellenic United Shipowners Mutual Defense Association (HUSMA). Additionally, in 1986, he founded the shipping consulting firm of Mercantile Marine Ltd., with clients’ fleets ranging from 2 ships to 40 ships. In 1992, through Mercantile Marine, Mr. Hamawi consulted on the shipbuilding contracts for 12 handy-sized vessels in Japan and for seven panamax vessels in Romania. He is a graduate of the University of Ethiopia with a BA in Political Science and a graduate of McGill University in Montreal, Canada with a Post Graduate Degree in Civil Law. Mr. Hamawi is presently working as a legal consultant firms.